Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Virtus Investment Trust of our report dated August 23, 2023, relating to the financial statements and financial highlights, which appears in the Virtus Emerging Markets Opportunities Fund, Virtus Income & Growth Fund, Virtus KAR Global Small-Cap Fund, Virtus KAR Health Sciences Fund, Virtus NFJ Dividend Value Fund, Virtus NFJ International Value Fund, Virtus NFJ Large-Cap Value Fund, Virtus NFJ Mid-Cap Value Fund, Virtus NFJ Small-Cap Value Fund, Virtus Silvant Focused Growth Fund, Virtus Silvant Mid-Cap Growth Fund, Virtus Small-Cap Fund and Virtus Zevenbergen Technology Fund Annual Report on Form N-CSR for the year ended June 30, 2023. We also consent to the references to us under the headings “Glossary”, “Non-Public Portfolio Holdings Information”, “Financial Statements”, “Independent Registered Public Accounting Firm”, and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

October 24, 2023